                                                                    EXHIBIT 99.1





                            JOINT VENTURE AGREEMENT

                                    BETWEEN

                         WELL SERVICES (MARINE) LIMITED
                            VIKING TRINIDAD LIMITED
                                 (AS PARTNERS)
                                      AND
                         WELL SERVICES (MARINE) LIMITED
                                 (AS OPERATOR)


                                 April 18, 1996

                               TABLE OF CONTENTS



ARTICLE 1.  ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
            1.1      Formation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
            1.2      Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
            1.3      Principal Place of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
            1.4      Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
            1.5      Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.6      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            1.7      Conditions to Formation of Firm . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE 2.  CAPITAL CONTRIBUTIONS AND LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
            2.1      Initial Capital Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
            2.2      Additional Capital Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
            2.3      Default in Payment of Additional Capital Contributions  . . . . . . . . . . . . . . . . . .   5
            2.4      Capital Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
            2.5      Advances by Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 3.  ALLOCATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
            3.1      Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
            3.2      Other Tax Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
            3.3      Transferor-Transferee Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 4.  DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
            4.1      Commencement Date Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
            4.2      Priority Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
            4.3      Distributions During the Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 5.  MANAGEMENT AND OPERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
            5.1      Management of Firm Affairs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
            5.2      Management Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
            5.3      Deadlock; Put and Call  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
            5.4      Firm Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            5.5      Rights of the Firm Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
            5.6      Limitations on Firm Manager's Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
            5.7      Fees and Reimbursements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
            5.8      Relationship of Firm Manager and Rig Management Agreement . . . . . . . . . . . . . . . . .  19
            5.9      Standard of Care and Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
            5.10     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
            5.11     Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 6.  TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
            6.1      Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
            6.2      Firm Tax Audits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 7.  BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
            7.1      Maintenance of Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
            7.2      Reports and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
            7.3      Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
            7.4      Statutory Examiner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            7.5      Audit Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE 8.  DISSOLUTION, LIQUIDATION, AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            8.1      Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
            8.2      Liquidation and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE 9.  RESTRICTIONS ON TRANSFER AND WITHDRAWAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
            9.1      Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
            9.2      Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            9.3      Permitted Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
            9.4      Withdrawal of Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 10. GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
            10.1     No Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
            10.2     Partial Invalidity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
            10.3     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
            10.4     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
            10.5     Rights Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
            10.6     Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
            10.7     No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
            10.8     Complete Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
            10.9     Power to Sue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
            10.10    Governing Law and Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
            10.11    Counterpart Execution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                LIST OF EXHIBITS



EXHIBIT "A" - Rig Description

EXHIBIT "B" - Rig Management Agreement

EXHIBIT "C" - Rig Financing Terms and Conditions

EXHIBIT "D" - Southwestern Refurbishment Costs

EXHIBIT "D-1" - Well Services Refurbishment Costs

EXHIBIT "E" - Technical Services Agreement

EXHIBIT "F" - Trinmar Drilling Contract

EXHIBIT "G" - Property and Equipment Contributed by Well Services to the Firm

EXHIBIT "G-1" - Well Services Cash Equivalent

                            JOINT VENTURE AGREEMENT



         This Joint Venture Agreement (the "Agreement") is made and entered into as of the 18th day of April, 1996, by and between Well Services (Marine) Limited, a corporation organized under the laws of the Republic of Trinidad and Tobago and having its registered office situated at Otaheite Industrial park, South Oropouche in the Republic of Trinidad and Tobago (hereinafter referred to "Well Services" which shall include its permitted successors and assigns) of the One Part and Viking Trinidad, Limited, a corporation organized under the laws of the Republic of Trinidad and Tobago, and having its Registered Office situated at Otaheite Industrial Park, South Oropouche in the Republic of Trinidad and Tobago (hereinafter referred to as "Viking" which shall include its permitted successors and assigns) of the Other Part which is a wholly-owned subsidiary of Viking Supply Ships, A.S., a corporation organized under the laws of Norway ("Viking Supply"). Well Services and Viking are sometimes collectively referred to as "Partners" and in the singular as a "Partner."


                            ARTICLE 1.  ORGANIZATION

         1.1     Formation.   The Partners hereby form a Joint Venture (the
"Firm") for the purposes hereinafter set forth under and pursuant to the laws of Trinidad and Tobago. The rights and duties of the Partners shall be as provided in this Agreement.

         1.2 Name. The name of the Firm shall be "West Indies Drilling Joint Venture," and all Firm business shall be conducted in such name, unless the law of a location in which the Firm does business requires that the business be conducted in some other name. In such case, the business may be conducted under such other name or names as the Management Committee may determine.

         1.3 Principal Place of Business. The principal place of business of the Firm shall be at the Well Services office at Otaheite Industrial Park, South Oropouche, Trinidad and Tobago, or such other place as may be determined by the Management Committee (as hereinafter defined). In the event the Management Committee designates a new place of business, it shall so advise the Partners within ten days of the effective date of such change.

         1.4 Purpose. The purpose of the Firm shall be, and the Firm shall have the power, to acquire, mortgage, own, operate, maintain, improve, lease, charter, sell, convey and dispose of that certain Liberian Flag jackup drilling unit known as SOUTHWESTERN MARINE IV (f/k/a SOUTHWESTERN 110), Official No. 8531 as more particularly described on Exhibit "A" hereto (the "Rig"), and without limiting the foregoing, to:

                 (a)      acquire the Rig from Viking or Viking Supply;

                 (b)      obtain the Rig Loan (as hereinafter defined);

                 (c) repair, refurbish, renovate, and re-equip the Rig as the Partners shall agree may be necessary to permit the Rig to perform the drilling operations required under the Trinmar Drilling Contract (as hereinafter defined);

                 (d) mobilize the Rig from its current location to such location offshore Trinidad as may be required under the Trinmar Drilling Contract;

                 (e) enter into the Rig Management Agreement (as hereinafter defined) with Well Services or such other manager of the Rig as may be selected by the Management Committee, from time to time;

                 (f) enter into the Technical Services Agreement (as hereinafter defined) with Southwestern Offshore Corporation or such other provider of technical and drilling services as may be selected by the Management Committee, from time to time;

                 (g) employ personnel, and obtain legal, accounting, engineering and other professional services and advice;

                 (h) enter into any other necessary arrangements relating to the Rig or its operations;

                 (i) borrow money for the purposes of the Firm and/or the acquisition and operation of the Rig and/or the performance of the Trinmar Drilling Contract and charge, mortgage or otherwise pledge the Rig for the repayment of such debt;

                 (j) establish and operate such bank or other accounts as may be necessary for the Firm purposes;

                 (k) sell, lease or otherwise dispose of the Rig or interests therein; and

                 (l) execute such other documents or instruments of any kind to carry out the purposes of the Firm.

         1.5 Term. The Firm shall be formed as of the Commencement Date (as hereinafter defined) and shall continue in existence until the close of Firm business on December 31, 2005, or until the earlier termination of the Firm in accordance with any provision of this Agreement or applicable law; provided, however, that the Partners may, by mutual agreement, otherwise extend the existence hereof.

         1.6 Definitions. As used in this Agreement, the terms "Agreement," "Rig," "Partner," "Partners," "Firm," "Viking," "Viking Supply" and "Well Services" shall have the meanings set forth hereinabove. In addition, the following terms shall have the following respective meanings:

                 "Available Cash" shall be measured at the end of each calendar quarter and shall mean the excess of total gross receipts of the Firm from operating the Rig plus any working capital lines available under the Rig Loan or any other loan to the Firm over the sum of (i) the reasonable costs of operating the Rig for the next succeeding calendar quarter plus (ii) a working capital reserve of $150,000.

                 "Cash Equivalent" shall mean the amount of labor, services, materials and equipment (other than the Equipment described on Exhibit "G" hereto), at such values as shall be approved in writing by Viking in its sole discretion, as may be paid or provided by Well Services on or prior to the Commencement Date in connection with the refurbishment of the Rig and as to which Well Services has elected by written notice to Viking on or before Commencement Date to have the Firm consider as a part of the Capital Contribution of Well Services to the Firm.

                 "Commencement Date" shall mean the date both of the Partners have executed this Agreement and the conditions set forth in Section
         1.7 hereof have been satisfied.

                 "Firm Manager" shall mean one of the Partners or such other person or entity chosen, from time to time, to act as such under the terms of this Agreement.

                 "Percentage Interest" shall mean the respective interest of each Partner in the income and losses of the Firm and when used in connection with the transfer of all or a portion of a Partner's interest in the Firm shall include each and every right and obligation associated with a Partner's ownership interest in the Firm. The initial Percentage Interests of the Partners shall be as follows:

                                                       Percentage
                         Partner                        Interest
                         -------                        --------
                         Viking                           50%
                      Well Services                       50%

                 "Person" shall mean an individual, partnership, corporation, trust, venture unincorporated association, or other entity or association.

                 "Rig Loan" shall mean a loan from CitiBank, N.A., or such other commercial lender acceptable to the Management Committee, on the general terms and conditions described on Exhibit "C" (which shall under all circumstances provide that the Partners shall be responsible to the lender only for their pro rata shares, and not joint and several shares, of the loan) except as such terms and conditions may be modified by the Management Committee.

                 "Rig Management Agreement" shall mean the agreement pursuant to which the Firm Manager shall manage the operation of the Rig on behalf of the Firm in the form attached hereto as Exhibit "B" with such changes as the Firm and the Firm Manager may agree, from time to time.

                 "Southwestern" shall mean Southwestern Offshore Corporation, a Delaware Corporation which is a wholly owned subsidiary of Viking Supply.

                 "Southwestern Refurbishment Costs" shall mean the costs and expenses incurred and to be incurred by Southwestern to refurbish the Rig prior to the Commencement Date as more particularly described in detail on Exhibit "D" hereto.

                 "Technical Services Agreement" shall mean the agreement between Southwestern and the Firm pursuant to which Southwestern will provide certain personnel and technical advice in connection with the operation of the Rig by the Firm pursuant to the Trinmar Drilling Contract in the form attached hereto as Exhibit "E" with such changes as Southwestern and the Firm may agree, from time to time.

                 "Trinmar Drilling Contract" shall mean that certain drilling contract entered into between the Firm and Trinmar Limited, in the form attached hereto as Exhibit "F."

                 "Well Services Refurbishment Costs" shall mean the costs and expenses incurred and to be incurred by Well Services to refurbish the Rig prior to the Commencement Date (other than Cash Equivalent) as more particularly described in detail on Exhibit "D-1" hereto.

         1.7 Conditions to Formation of Firm: Formation of the Firm is hereby conditioned on the following:

                 (a) Delivery by Well Services to the Firm of a copy of the Trinmar Drilling Contract, properly assigned to the Firm, and a representation by Well Services to the Firm that the Trinmar Drilling Contract is a binding obligation of Trinmar Limited, enforceable against Trinmar Limited in accordance with its terms;

                 (b) Delivery by Viking of title to the Rig to the Firm, free and clear of all liens, claims and encumbrances and with all proper consents and acknowledgements of the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia;

                 (c) Delivery by Viking of any necessary consents of the United States Maritime Administration to the transfer of the Rig to the Firm;

                 (d) Execution and delivery of the Rig Management Agreement by the Firm and Well Services;

                 (e) Execution and delivery of the Technical Services Agreement by the Firm and Southwestern;

                 (f) Delivery by Viking and Well Services of the Capital Contributions (as defined in Section 2.1 hereof);

                 (g) Execution, delivery and funding of the Rig Loan by CitiBank, N.A. or such other commercial lender acceptable to the Management Committee;

                 (h) Payment to Southwestern for the Southwestern Refurbishment Costs; and

                 (i) Except as otherwise provided in Section 2.1 below, payment to Well Services for the Well Services Refurbishment Costs.

PROVIDED, ALWAYS that the Partners shall have the right, by unanimous agreement, to waive or delay all or any of the foregoing conditions to formation of the Firm. Notwithstanding the foregoing, if Commencement Date has not occurred on or before April 1, 1996, this Agreement shall terminate and the parties hereto shall have no further obligations to each other.


                  ARTICLE 2.  CAPITAL CONTRIBUTIONS AND LOANS

         2.1 Initial Capital Contributions. On or before the Commencement Date, Viking shall contribute the Rig to the Firm free and clear of all liens, claims and encumbrances at an agreed fair market value of U.S.$3,000,000 and Well Services shall contribute U.S.$2,000,000.00 (the "Capital Contributions) in: (i) cash; and (ii) property and equipment, as more particularly described on Exhibit "G," at the agreed fair market values described thereon; and (iii) Cash Equivalent, as more particularly described on Exhibit "G-1," at the agreed fair market values described thereon; provided, however the Partners may agree that Well Services shall not be required to contribute the entire amount of cash or Cash Equivalent reflected on Exhibit "G" hereto to the Firm on or prior to the Commencement Date. Unless and until the aggregate of (i) cash contributions and Cash Equivalent made by Well Services to the Firm on or before April 30, 1996 and (ii) priority distributions of cash to Viking pursuant to Section 4.2 below equal the amount of cash contributions and Cash Equivalent required of Well Services as reflected on Exhibit "G" hereto, no amount of the Well Services Refurbishment Costs shall be paid by the Firm to Well Services.

         2.2 Additional Capital Contributions. In addition to the Capital Contributions, each Partner shall be obligated to make additional capital contributions ("Additional Capital Contributions") at the request of the Firm Manager. All Additional Capital Contributions shall be made in accordance with the Partners' respective Percentage Interests and within thirty (30) days after the Partners have received notice of a request therefor from the Firm Manager, which notice shall state in reasonable detail the purpose for which the request is being made. The Firm Manager shall request Additional Capital Contributions, from time to time, based upon the Firm Manager's estimate of all costs, expenses or charges incurred or anticipated with respect to the operation of the Firm, less the expected revenues from such operations.

         2.3 Default in Payment of Additional Capital Contributions. In the event that a Partner fails to timely make an Additional Capital Contribution (a "Default"), in addition to any other remedies available at law or in equity, the other Partner, provided such other Partner is not then in Default (the "Non-Defaulting Partner") may exercise any one or more of the following remedies:

                          (a) Take such action as the Non-Defaulting Partner may deem appropriate to obtain payment of the unpaid Additional Capital Contribution together with interest thereon at the maximum rate of interest permitted by applicable law from the date that the unpaid Additional Capital Contribution was due until the date that it is paid, all at the expense of the Partner who is in Default (the "Defaulting Partner");

                          (b) Contribute an additional amount to the Firm equal to the unpaid Additional Capital Contribution which amount, if the Non-Defaulting Partner shall, in its sole discretion, determine to make to the Firm, shall be deemed a loan by such Non-Defaulting Partner to the Defaulting Partner (as the Defaulting Partner hereby acknowledges), such loan (the "Default Loan") to bear interest at the lesser of (i) the Prime Rate as published from time to time in the Wall Street Journal plus 10% or (ii) the maximum rate of interest permitted by applicable law (the "Default Interest Rate") from the date that the unpaid Additional Capital Contribution was due until it is paid. Thereafter, until the unpaid Additional Capital Contribution is paid, together with interest thereon, if any, as herein provided, the Firm Manager shall withhold any distributions to which the Defaulting Partner would otherwise be entitled and pay such distributions, including any interest thereon, to the Non-Defaulting Partner until the Default Loan is paid in full before making any further distributions in accordance with the respective Percentage Interests of the Partners;

                          (c) Exercise the rights and remedies of a secured party under the applicable law. Each Partner hereby grants to the other and to a Non-Defaulting Partner who elects to make an Additional Capital Contribution pursuant to the terms of
                 Section 2.3(b) above, as security, equally and ratably, for the payment of such Additional Capital Contribution, a security interest in and a general lien on its Percentage Interest and the proceeds thereof. In the event that a Partner defaults as described in this Section 2.3, the Non-Defaulting Partner, shall be entitled to all of the rights and remedies of a secured party with respect to such security interest. Each Partner shall execute and deliver to the Firm and the other Partners all financing statements and other instruments that the Firm Manager, or the Non-Defaulting Partner, as applicable, may request to effectuate and carry out the purposes of this Section 2.3(c). This Agreement, or a photographic or other copy hereof, may serve as a financing statement, at the election of the Firm Manager or the Non-Defaulting Partner, as shall be applicable;

                          (d) In the event that the Firm Manager either (i) fails to request Additional Capital Contributions when a reasonable, prudent manager of a firm under similar circumstances would make such a request of the Partners or
                 (ii) fails to timely make its Percentage Interest share of any Additional Capital Contribution requested by the Firm Manager, the remaining Non-Defaulting Partner may upon five days prior written notice to the Firm Manager remove the Firm Manager (hereinafter referred to as the "Removed Firm Manager") and designate a successor Firm Manager and the Removed Firm Manager shall promptly tender to the successor Firm Manager all business records, accounts, funds, agreements and contracts relating to the Firm.

                          (e) In the event that a Partner shall become a Defaulting Partner and the amount owed to the Firm by the Defaulting Partner shall exceed U.S.$250,000 for more than 90 days and the Non-Defaulting Partner has failed to advance the entire amount of the Defaulting Partner's Additional Capital Contribution pursuant to Section 2.3(b) above, upon written notice from the Non-Defaulting Partner to the Defaulting Partner and the Defaulting Partner's failure to pay the entire amount of the Default to the Firm within 60 days of the Defaulting Partner's receipt of such notice, the entire Percentage Interest of the Defaulting Partner shall be forfeited to the Non-Defaulting Partner and the Defaulting Partner shall have no further rights to its Percentage Interest in the Firm.

         2.4     Capital Accounts.

                 (a) A separate capital account (a "Capital Account") shall be established and maintained for each Partner.

                 (b) A transferee of a Partner's Percentage Interest shall succeed to the Capital Account of the transferor.

                 (c) If any Partner's Capital Account has a deficit balance following liquidation of its interest in the Firm or upon actual termination of the Firm (after taking into account all Capital Account adjustments for the taxable year of the Firm in which such liquidation occurs) such Partner shall, by the end of such taxable year (or, if later, within 90 days after the date of such liquidation), contribute to the Firm the amount necessary to increase the balance in its Capital Account to zero.

                 (d) Subject only to Section 8.2, no Partner is entitled to a return of any cash or property that it has contributed to the capital of the Firm, but shall look solely to distributions from the Firm. No unrepaid capital contribution shall be deemed or considered to be a liability of the Firm.

         2.5 Advances by Partners. In the event that the Firm lacks sufficient funds to pay its obligations and a call for Additional Capital Contributions is deemed impracticable or inadvisable, any Partner may advance all or any part of the needed funds to the Firm, such advance constituting a loan from the Partner making such advance to the Firm, such loan to bear interest, at the Prime Rate as published from time to time in the Wall Street Journal plus 10%, from the date of its making until the date of its payment. Such loan is not a Capital Contribution.

Payment by a Partner on account of its general liability for Firm obligations is deemed to be an advance under this Section 2.5. The Firm Manager, on behalf of the Firm, shall repay all advances made pursuant to this Section 2.5 before any distributions are otherwise made to the Partners pursuant to Section 4.3 below.

                            ARTICLE 3.  ALLOCATIONS

         3.1 Allocations. Except as otherwise provided in this Article 3, for accounting and income tax purposes all items of Firm income, gain, loss, and deduction shall be allocated among the Partners in the ratios of their Percentage Interests.

         3.2 Other Tax Allocations. Income, gain, loss, and deduction with respect to any property contributed to the Firm shall be allocated, solely for income tax purposes, among the Partners so as to take into account any difference between the value of such property and its adjusted basis on the date of such contribution. No allocations pursuant to this Section shall be reflected as an adjustment in any Partner's capital account.

         3.3 Transferor-Transferee Allocations. If an interest in the Firm is transferred during any year, the income, gains, losses, and deductions allocable in respect to that interest shall be prorated between the transferor and the transferee on the basis of the number of days in the year that each was the holder of that interest without regard to the results of the Firm operations during the period before and after the transfer (unless either the transferor or the transferee elects to use an allocation based on the results as of the record date of transfer and agrees to reimburse the Firm for the cost of making and recording such allocation).


                           ARTICLE 4.  DISTRIBUTIONS

         4.1 Commencement Date Distribution. On the Commencement Date, the Firm shall distribute U.S.$1,000,000 to Viking.

         4.2 Priority Distributions. In the event that Well Services fails to contribute the aggregate amount of cash and Cash Equivalent reflected on Exhibit "G" hereto to the Firm on or prior to April 30, 1996, the Firm shall promptly thereafter, and any event on or before May 15, 1996, distribute in cash to Viking an amount equal to the difference between the entire amount of cash and/or Cash Equivalent required of Well Services as reflected on Exhibit "G" hereto and the amount of cash and Cash Equivalent actually contributed by Well Services to the Firm on or before April 30, 1996.

         4.3     Distributions During the Term.

                 (a)      Except as otherwise provided in Sections 2.3(b) and
         2.5 above, on the 20th day following the close of each calendar quarter, the Firm Manager shall distribute the Available Cash to the Partners; and

                 (b) The Firm Manager shall distribute such additional cash of the Firm to the Partners, from time to time, as the Management Committee may determine is available for distribution.

Cash distributed prior to liquidation of the Firm shall be distributed to the Partners (other than a Defaulting Partner as provided in Section 2.3(b) hereof) in accordance with their Percentage Interests. Upon liquidation of the Firm, distributions shall be made in accordance with the Partners' Capital Accounts.


                      ARTICLE 5.  MANAGEMENT AND OPERATION

         5.1 Management of Firm Affairs. Except as otherwise required by law or this Agreement, responsibility for the management, direction and control of the Firm shall be vested by the Partners in its Management Committee. The Management Committee may delegate authority for the management of the Firm to the Firm Manager in accordance with this Agreement.

         5.2     Management Committee.

                 (a)      The Management Committee shall be composed of four
         (4) members. Viking hereby elects the following two (2) members and Well Services hereby elects two (2) members to serve as the initial Management Committee:

                                                        MANAGEMENT COMMITTEE
                     PARTNER                                   MEMBERS
                     -------                            --------------------
                      Viking                                 Odd Brevik
                                                          William E. Chiles

                  Well Services                           Charles A. Brash
                                                            Kenneth Sammy


                 (b) All Management Committee members designated and elected pursuant to paragraph (a) above shall serve on the Management Committee until their respective successors are duly elected and qualified in accordance with this Agreement.

                 (c) Any Partner may change any of its elected Management Committee members with or without cause by written notice to the other Partner designating the replacement Management Committee member and the effective date of his election; provided, that if such dismissal is without cause, the party proposing the dismissal shall indemnify and hold the other parties harmless for any and all damages and other expenses that may arise from such action.

                 (d) Any vacancy on the Management Committee occurring by reason of death, resignation, removal or other termination of a Management Committee member shall be filed promptly by a new Management Committee member designated by the Partner that was entitled to designate the previous incumbent whose death, resignation, removal or other termination created the vacancy.

                 (e) The Management Committee shall meet quarterly unless the Partners decide otherwise from time to time. In any event, the Management Committee shall meet at least once a year. The Management Committee meetings shall be presided over by its Chairman, who will be elected from among the Management Committee members at the Management Committee meeting. In the absence of the Chairman, the Management Committee will be presided over by the person chosen by the meeting. The Chairman of the Management Committee shall not be vested with a casting vote. The Management Committee meetings will be held in Trinidad and Tobago, Houston, Texas, or at such other location as the Management Committee members may determine, from time to time. The Secretary of the Management Committee need not be a member of the Management Committee, and will be elected at the Management Committee meeting. The activities of the Secretary shall include, but not be limited to, keeping records of the Management Committee in English, a copy of which shall be distributed to all the Management Committee members within three (3) weeks following the relevant meeting. The Secretary shall attend all Management Committee meetings but shall not be entitled to comment or vote on any matter presented at said meetings except when he is a member of the Management Committee.

                 (f) Meetings of the Management Committee may be called by its Chairman, its Secretary, or by two (2) Management Committee members, in writing, at least fifteen (15) days prior to the date of the meeting. Management Committee meetings may be held without prior notice when all Management Committee members present either in person or telephone conference, at the moment of voting. Each notice of a Management Committee meeting shall specify the date, time and place of the meeting and the matters to be discussed at such meeting.

                 (g) Meetings of the Management Committee shall require the presence of all four (4) Management Committee members. Except as otherwise provided in this Agreement, resolutions shall be valid if taken by a majority vote of the Management Committee members present at the meeting in person. If a quorum is not present at a duly called meeting, the meeting shall be adjourned and reconvened to a date ten
         (10) days subsequent to the date first chosen, at which time a quorum may consist of at least three (3) Management Committee members. For the purpose of this Agreement, a Management Committee member will be deemed present at a meeting if an alternate is sent in his place, or if the member or alternative participates in the meeting by telephone, video conference or similar communications equipment. Any Management Committee member shall have the right to designate, by written notice to the other Management Committee members, an alternate, in such Management Committee member's place, to attend any meeting and vote on any matter raised in a Management Committee meeting with the same effect as if the duly appointed Management Committee member had attended the meeting in question and voted on all matters raised at such meeting.

                 (h) Resolutions may be adopted outside of Management Committee meetings, with the unanimous consent of its members, which resolutions shall be valid for whatsoever legal effects that might ensue, as if such resolutions would have been duly adopted through a Management Committee meeting, provided a written confirmation of such action is signed by all members confirming such resolutions.

                 (i) The following matters shall require the approval by the unanimous vote of all four (4) members except as to matters involving a deadlock in which a Deadlock Notice is provided pursuant to Section 5.3:

                          (i) the entering into business other than the ownership and operation of the Rig in Trinidad and Tobago;

                          (ii)    approval of the Budget (as described in
                 Section 7.2(a)) and any resolutions regarding an increase to the total Budget of more than fifteen percent (15%);

                          (iii) any investment in the capital, securities, business operations, assets or other interests of other companies by the Firm, or the entering into any financial affiliation with third parties in excess of fifty thousand U.S. dollars (U.S.$50,000);

                          (iv) the sale or transfer of the Rig, or other substantial part of the Firm's assets, including a sale or transfer made with the intention of taking back in any form a property previously sold or transferred;

                          (v) the entering into, any agreements involving an amount exceeding fifty thousand U.S. dollars (U.S.$50,000), material modifications or termination of such agreements or material transactions between the Firm and a Partner or an affiliate thereof (other than entering into the agreements referred to in Sections 1.7(d) and 1.7(e) hereof and other than purchases and sale of products and services in the normal course of business and at arms-length commercial terms);

                          (vi) the undertaking by the Firm of business outside Trinidad and/or Tobago;

                          (vii) the entering into a contract or arrangement by the Firm to carry out business activities with any person or entity whose business competes with that carried on by the parties hereto or their respective affiliates if said party can demonstrate that the same can prejudice relations with its clients or those of its affiliates;

                          (viii) any substantial change in accounting policy for the Firm, other than changes resulting from a change in general accepted accounting principles in Trinidad and/or Tobago;

                          (ix) any amendment or modification to the Rig Management Agreement and the entering into, renewal or amendment to any charter or drilling contract for the Rig;

                          (x) loans to any affiliates, directors, officers, employees of the Partners or the Firm;

                          (xi) the establishment of policies for handling salaries for employee of the Firm and establishment of pension plans, health and other benefit plans for the Partner's employees;

                          (xii) decisions on instituting court proceedings or proposals or settlement involving in excess of fifty thousand U.S. dollars (U.S.$50,000);

                          (xiii)  any merger, consolidation, split or
                 combination of the Firm with, or into any other company;

                          (xiv) the establishment of pricing policies or transfer pricing to or from any affiliate, shareholder, director, officer or employee of a Partner;

                          (xv) the entering into any contract or agreement by the Firm with, relating to, otherwise involving any affiliate, shareholder, director, officer or employee Partner.

         5.3     Deadlock; Put and Call.

                 (a) Either Partner may give notice in writing (the "Deadlock Notice") to the other Partner of the existence of a deadlock with regard to a matter described in Section 5.2(i) or the failure of a Partner to cause its Management Committee members to attend a reconvened meeting of the Management Committee under Section 5.2(g). The Deadlock Notice shall specify in reasonable detail the nature of the issue giving rise thereto. Representatives of the Partner receiving the Deadlock Notice shall promptly arrange for a conference with the representatives of the other Partner in order to call for a Management Committee meeting for the purpose of resolving the deadlock. The conference shall be held within fifteen (15) days from the date the Deadlock Notice is given. If either Partner fails to attend such conference or the deadlock is not resolved within sixty
         (60) days from the date the Deadlock Notice is given, then the provision of subsections (b) through (e) below shall apply.

                 (b) Either Partner shall be entitled to give written notice to the other offering to sell to the other all of its Percentage Interest (the "Proposing Partner Notice"). The Proposing Partner Notice shall clearly and unequivocally fix an amount (the "Value") as the total value of the Percentage Interests of the Firm for purposes of this Section 5.3. The Partner giving notice under this Section 5.3 offering to sell its Percentage Interest is referred to as the Proposing Partner and the Partner receiving such notice is herein referred to as the "Other Partner." The giving of such notice by the Proposing Partner shall preclude the giving of such a notice in respect of its Percentage Interest by the other Partner.

                 (c) Within sixty (60) days of the date of the Proposing Partner Notice, the Other Partner shall, by counter notice, inform the Proposing Partner in writing that:

                          (i)     it is willing to purchase all of the
                 Proposing Partner's Percentage Interest at a price equal to the Value in accordance with the Proposing Partner's Percentage Interest; or

                          (ii) it elects to sell its Percentage Interest in the Firm to the Proposing Partner at a price equal to the Value in accordance with the Proposing Partner's Percentage Interest.

         Failure of the Other Partner to respond timely hereunder shall be deemed to be the Other Partner's agreement to sell its Percentage Interest to the Proposing Partner.

                 (d) The notices and counter notices given under this Section shall constitute a contract binding upon the Partners.

                 (e) The sale and purchase of the Percentage Interests under this Section 5.3, if any, shall be completed on a date chosen by the Proposing Partner no earlier than ninety (90) days or more than one hundred twenty (120) days after the date of the Proposing Partner Notice, and both Partners shall take such steps and execute such documents and take all actions necessary to perfect the sale by that date.

         5.4 Firm Manager. If so delegated by the Management Committee as provided in Section 5.1 hereof, the Firm Manager shall be responsible for the management of the Firm, its business and properties. The Firm Manager shall be elected by the Management Committee on each anniversary of the Commencement Date to serve a term of one year. The initial Firm Manager shall be Well Services. Upon each anniversary of the Commencement Date, the Management Committee shall elect the Firm Manager to serve for the next annual period and the Management Committee may elect Well Services, Viking or any other qualified operator to serve as Firm Manager for each successive one-year term. Notwithstanding any provision of Section 5.3 to the contrary, if at any time the Management Committee cannot agree on who will serve as Firm Manager for the next succeeding one-year term, the Partner who is not then serving as Firm Manager (or in the case where neither Partner is serving as Firm Manager, the Partner who has not most recently served as Firm Manager) shall have the right to designate the Firm Manager for the next succeeding one-year term. Persons dealing with the Firm shall be entitled to rely conclusively on the authority and power of the Firm Manager as set forth in this Agreement. The Firm Manager shall use its best efforts to undertake the following on behalf of the Firm:

                 (a) to manage the Rig in accordance with sound management practices within the offshore industry, in accordance with applicable laws, the laws and regulations of the countries having jurisdiction over the Rig, its areas of operation, and in accordance with classification society requirements;

                 (b) to protect and promote the best interests of the Firm in all matters relating to the efficient operation and management of the Rig;

                 (c) to protect the title, ownership of, and all property interests of the Firm in such Rig and the associated property, equipment, stores and spare parts;

                 (d) to arrange for and supervise the daily operations, maintenance, survey and repair of the Rig, supply necessary spare parts thereto, and enter into contracts with any person, firm or company on behalf of the Firm in connection therewith on commercial terms and conditions;

                 (e) engage and provision of a crew for the Rig (masters, officers, engineers, ratings, etc.) and attend to all matters pertaining to training, transport, insurance, discipline, labor relations, welfare and amenities of the crew. All crew for the Rig shall be employed in the name of the Firm Manager;

                 (f)      to enter into the Technical Services Agreement;

                 (g) arrange for victualling and storing of the Rig and placing of contracts relating thereto;

                 (h)      appoint and instruct agents as the Rig may require;

                 (i) arrange, in consultation with representatives of Southwestern, all insurance in connection with the Rig which are necessary or advisable in relation to the employment of the Rig which insurance coverage shall be as satisfactory to both Partners;

                 (j) arrange for the entry of the Rig with such insurance companies, mutual clubs or associations or such brokers as the arrangement of the insurance from time to time requires;

                 (k) handle and settle insurance, average, salvage, charter party, contractual and other claims and disputes arising in connection with the Rig;

                 (l) upon the expiration or termination of the Trinmar Drilling Contract, seek, negotiate and secure employment for the Rig (including marketing of the Rig) on behalf of the Firm and negotiate, enter into and perform drilling contracts, charter parties and/or other contracts relating to the employment of the Rig. Except as provided in the Trinmar

         Drilling Contract for employment in excess of three (3) months, the Firm Manager shall confer with the Management Committee in deciding on the terms and conditions of the possible employment;

                 (m) propose modifications to the Rig and review and approve all design drawings prior to carrying out necessary or desirable structural changes or modifications and plan and supervise all work related to the carrying out of such work;

                 (n) arrange for bunker fuel, lubricating oil and paint contracts for the Rig;

                 (o) arrange for loading and discharging cargoes and equipment of all kinds and for such other related services as are required in connection therewith in relation to the operation of the Rig;

                 (p) calculate and receive on behalf of the Firm of all hire or other payments of whatsoever kind to which the Firm may, from time to time, be entitled arising out of the employment of or otherwise in connection with the Rig;

                 (q) pay on behalf of the Firm all expenses incurred in and about provision of the foregoing services or otherwise in relation to the proper and efficient management of the Rig;

                 (r) negotiate and, subject to the approval of all Partners, enter into and perform loan agreements and other financial obligations as well as purchase and/or sale agreements concerning the Rig;

                 (s) inform the Partners as soon as possible of any event and other matters which may have substantial consequence for the proper, efficient and profitable management of the Rig;

                 (t) maintain in the existing documentation and registry of the Rig in the jurisdiction in which the Rig is flagged;

                 (u) maintain and preserve, or cause to be maintained and preserved, the Rig in good running order and repair so that its equipment shall be strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy; each part thereof shall be in first class condition, subject only to reasonable wear and tear; and the condition in which such were received upon commencement of this Agreement;

                 (v) keep accurate and up-to-date records of all inspections; maintenance and repairs performed in such form and with such detail as may be reasonably required;

                 (w) conduct hull surveys and dry docking inspections required to satisfy applicable laws and regulations and to maintain the current classification of the Rig with the applicable classification society;

                 (x) effect such repairs and make such modifications to the Rig and their equipment as may, at any time, and from time to time, during the term, be required to comply with all applicable laws;

                 (y) arrange for all inspections required by insurers of the Rig and, subject to any other provisions of this Agreement, obtain and maintain in good standing all licenses, permits and approvals required with respect to the Rig and the associated equipment;

                 (z) not do any act or thing which shall cause to become void or result in breach of:

                          (i)     any insurance policy relating thereto; or

                          (ii)    any of the policy warranties; or

                          (iii) whereby the classification of any component of the Rig may be forfeited or imperilled;

                 (aa) perform or have performed work necessary to make the repairs to the Rig, provided such repairs

                          (i)     are required under the terms of any
                 applicable contract; or

                          (ii) are required by the applicable class or regulatory body; or

                          (iii) are costs which are reimbursable under the terms of any applicable contract;

                 (bb) ensure that the wages of the master and crew of the Rig are paid in accordance with their agreements, and ensure that all disbursements incurred by them are paid promptly;

                 (cc) use its best efforts to prevent any capture, seizure, arrest, detention, confiscation or repossession of the Rig provided if any such event should occur, the Firm Manager shall take immediate steps and make or cause to be made all reasonable payments necessary to obtain release of the Rig; and

PROVIDED, HOWEVER, that the Firm Manager shall not undertake any single capital investment which has not been previously budgeted or approved by the Partners which in its reasonable opinion will exceed the total amount of Fifty Thousand United States dollars (U.S.$50,000) without the consent of all Partners unless
(i) there exists a state of emergency in which case the Firm Manager shall notify the Partners of the emergency and the actions taken as soon as possible, or (ii) the costs of such capital investment is paid by Trinmar Limited or a lease operator, charterer or hirer of the Rig in lump sum or, on a daily basis (either separately or as part of the agreed day rate) payable over the term of the contract.

         5.5 Rights of the Firm Manager. The Firm Manager shall (without prejudice to the generality of the powers vested in it) be entitled in relation to the proper and efficient management of the Rig:

                 (a) to employ any such agents, ship or offshore brokers, customs agents, or insurance brokers as it may deem fit and to subdelegate such of the powers conferred on the Firm Manager by this Agreement as it may deem fit;

                 (b) to subcontract catering services and other services as part of any contract or charter party as the Firm Manager deems fit;

                 (c) to the extent it does not conflict with the provisions of the Technical Services Agreement, to employ superintendents, surveyors, consultants and other experts to supervise or advise in relation to the operation and maintenance of the Rig or the operation or administration thereof;

                 (d) subject to the provisions of Section 7.3 below, to open, continue and operate such banking account or accounts in the Firm's name and in accordance with the Management Committee's instructions;

                 (e) in accordance with the Management Committee's instructions, make, adjust, apportion, or settle all average, salvage, charter party, contract and other claims in respect of the Rig or refer the same to arbitration or legal suit;

                 (f) to bring or defend on behalf of the Firm actions, suits or proceedings in connection with all matters hereby entrusted to the Firm Manager, and the Firm Manager shall keep the Management Committee informed of any such actions, suits or proceedings; and

                 (g) to obtain legal advice in relation to disputes or other matters affecting the interests of the Firm in respect of the Rig or the operation thereof.

         5.6 Limitations on Firm Manager's Powers. Notwithstanding any other provisions of this Agreement to the contrary, the Firm Manager shall not have the power or authority to, and shall not do, perform, or authorize any of the following for the Firm without the approval of all of the Partners:

                 (a) borrow funds for any purpose in excess of U.S.$50,000 in the aggregate (other than the Rig Loan, the borrowing for which is hereby approved in all respects by the Partners);

                 (b) mortgage, pledge, grant a security interest or ship mortgage in, or otherwise encumber Rig, except to secure the Rig Loan or a borrowing pursuant to (a) above;

                 (c) sell, exchange, or otherwise dispose of the Rig or of any other asset of the Firm having a value in excess of U.S.$50,000;

                 (d) settle or commence any litigation involving claims by or against the Firm in excess of U.S.$50,000;

                 (e) pay any amounts of Firm funds in excess of $5,000 to any person; or

                 (f) make any drawdown on the Rig Loan or any other loan to the Firm.

The Firm Manager shall not have the power or authority to amend this Agreement except with the consent of all of the Partners.

         5.7 Fees and Reimbursements. The Firm Manager shall be paid a general manager's fee equal to $684 per day for acting as the Firm Manager; provided, however, such fee shall be reduced to $184 per day so long as the Rig Management Agreement or a rig management agreement with a party other than Well Services but otherwise on similar terms and conditions as the Rig Management Agreement shall remain in effect (the "Firm Manager's Fee"). The Firm Manager may be reimbursed by the Firm for its reasonable direct out-of-pocket expenses incurred on behalf of the Firm with the prior written consent of the Management Committee. However, the Firm Manager's Fee shall compensate the Firm Manager for the following indirect cost items:

                 (a) The salaries and incidental payroll expenses of all employees of the Firm Manager performing the following supervisory and administrative functions: day-to-day operations supervision, hiring, safety and training of personnel, corporate, financial, accounting, including payroll and accounts payable, and executive management functions currently performed in Trinidad (all employees of the Firm Manager performing such functions are hereinafter referred to as the "Administrative Employees");

                 (b) The rent and associated charges attributable to the operation of the executive offices of the Firm Manager, including office furnishings and equipment, property taxes, utilities and parking rentals;

                 (c) All expenses of the Firm Manager for outside contract services, such as bookkeeping, janitorial services and temporary office personnel incurred in connection with the operation of the executive offices of the Firm Manager;

                 (d) Any maintenance costs attributable to office machines, furniture and fixtures, whether periodical or on a contract basis, incurred by the executive offices of the Firm Manager;

                 (e) All customary and usual transportation expenses for Administrative Employees, including the expenses of all vehicles used by Administrative Employees (e.g., registration, maintenance, fuel, depreciation and supplies). Transportation expenses include all mileage allowances paid by the Firm Manager and any applicable lease payments;

                 (f) Customary and usual travel expenses of the Administrative Employees, including domestic commercial air fares, lodging and dining expenses, car rental and parking fees, tips and toll charges incurred during business travel;

                 (g) The expense of the Firm Manager's maintenance of normal insurance coverage for Administrative Employees and normal insurance coverage on the contents of the executive offices of the Firm Manager;

                 (h) All legal fees incurred in connection with the normal operations of the Firm Manager;

                 (i) All accounting and auditing fees relating to the normal operations of the Firm Manager;

                 (j) All (i) administrative expenses attributable to the bank accounts of the Firm Manager, (ii) advertising and promotional expenses of the Firm Manager, (iii) membership fees for technical societies, industry organizations and civic associations, (iv) technical books, maps and periodical subscriptions required to operate a contract drilling business in the areas in which the Rig operates, and (v) business license required by the Firm Manager; and

                 (k) Any (i) charitable contributions or donations as may be deemed prudent, and (ii) entertainment and customer relations expenses.

         5.8     Relationship of Firm Manager and Rig Management Agreement.
The Partners hereto contemplate that the Management Committee will designate Well Services or an employee of Well Services as the initial Firm Manager and that the Firm will enter into the Rig Management Agreement with Well Services pursuant to which Well Services will perform certain of the duties of the Firm Manager related, directly or indirectly, to the operation of the Rig in accordance with the provisions of the Rig Management Agreement. In the event there is a conflict between the provisions of this Article 5 and the provisions of the Rig Management Agreement, the provisions of the Rig Management Agreement shall prevail and notwithstanding the provisions of this Agreement, in no event shall Well Services receive an aggregate of more than $684 per day for its services as Firm Manager under this Agreement and Manager under the Rig Management Agreement.

         5.9     Standard of Care and Conflicts.

                 (a) The Firm Manager shall conduct the affairs of the Firm in good faith and with regard to the best interests of the Firm. The Firm Manager is liable for errors and omissions in performing its duties with respect to the Firm only in the case of bad faith, gross negligence, willful misconduct or breach of this Agreement. The Firm Manager shall devote such time to the Firm's business as a reasonable, prudent rig owner and operator would deem necessary to manage and supervise the Firm business and affairs in an efficient and profitable manner; provided, however, that the Firm Manager is not required to devote full time to Firm business. Nothing in this Agreement shall preclude the employment, at the expense of the Firm, of any agent or third party to provide services with respect to the Firm's property or administrative business, subject to the discretion and control of the Firm Manager.

                 (b) Each Partner may have other business interests and may engage in other activities in addition to and in competition with those of the Firm. Neither the Firm nor any Partner shall have any right by virtue of this Agreement, or the relationship created hereby, in or to such other ventures or activities of; provided, however, the Partners hereby agree, and agree to cause their Affiliates, not to compete, directly or indirectly, with the Firm or the Rig in the territorial waters of Trinidad and Tobago, any Partner or to the income or proceeds derived therefrom.

                 (c) In addition to the Rig Management Agreement and the Technical Services Agreement, the Firm may transact business with any Partner or affiliate of a Partner, provided the terms of the transaction with that Partner or affiliate are no less favorable than those the Firm could obtain from third parties.

         5.10 Indemnification. The Firm shall indemnify and hold harmless the Firm Manager from and against any loss, expense, damage, or injury suffered or sustained by it by reason of any acts, omissions, or alleged acts or omissions arising out of its activities on behalf of the Firm or in furtherance of the interests of the Firm, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees, and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding, or claim, if the acts, omissions, or alleged acts or omissions upon which the actual or threatened action, proceeding, or claims are based were for a purpose reasonably believed to be in the best interests of the Firm and were not performed or omitted fraudulently or in bad faith or as a result of negligence by the Firm Manager and were not in violation of the Firm Manager's fiduciary obligations to the Firm. Any such indemnification shall be limited to the assets of the Firm.

         5.11 Power of Attorney. Each Partner hereby appoints the Firm Manager (and any liquidator pursuant to Section 8.2) as such Partner's attorney-in-fact for the purpose of executing, swearing to, acknowledging, and delivering all certificates, documents and other instruments as may be necessary, appropriate or advisable in the judgment of the Firm Manager (or the liquidator) in furtherance of the business of the Firm or complying with applicable law. Such power of attorney is irrevocable and is coupled with an interest. On request by the Firm Manager (or the liquidator), a Partner shall confirm its grant of this power of attorney or any use of it by the Firm Manager (or the liquidator) and shall execute, swear to, acknowledge and deliver any such certificate, document or other instrument.


                               ARTICLE 6.  TAXES

         6.1 Tax Returns. The Firm Manager, at the expense of the Firm, shall cause to be prepared and filed the necessary tax and other returns for the Firm as well as any additional information as may be necessary to permit the Partners to properly report their Percentage Interest shares of the results of Firm Operations. In addition, the Firm Manager shall prepare and file properly such income tax returns, including making the elections described below.

         6.2 Firm Tax Audits. The Firm Manager shall be the tax matters partner of the Firm. The Firm Manager shall inform the other Partners of all matters that may come to its attention in its capacity as tax matters partner by giving notice thereof within five business days after receiving actual notice, and the Firm Manager shall not take any action unless the Firm Manager first shall have given the other Partners notice of the contemplated action and the other Partners shall not have objected to the same within seven business days of their receipt of such notice.


             ARTICLE 7.  BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

         7.1 Maintenance of Books. The Firm Manager shall keep books of account for the Firm in accordance with the terms of this Agreement at the principal place of business of the Firm. The calendar year shall be selected as the accounting year of the Firm and the books of account shall be maintained on an accrual or cash basis for income tax purposes as the Firm Manager may deem advisable, and on an accrual basis for financial reporting purposes.

         7.2 Reports and Information. From time to time, the Firm Manager shall furnish the other Partners such reports and information as any Partner may reasonably request, and the costs of all such reports shall be borne by the Firm; provided, however, the Firm Manager shall provide the following reports to the Partners at the indicated times:

                 (a) on or before November 30 of each year during the term of the Firm, an annual budget for the approval of the Partners in sufficient detail to permit the Partners to evaluate the Firm's anticipated financial performance for the succeeding year (the "Budget"); and

                 (b) on or before the 20th day of each month during the term of the Firm, an unaudited financial report for the prior month and year-to-date containing an income statement, variance from budget statement, balance sheet, changes in capital balances and statements of cash flow, all prepared in accordance with generally accepted accounting principles consistently applied; and

                 (c) on or before the 20th day of the month following the end of each calendar quarter during the term of the Firm, a detailed report on the Rig's technical condition and operational performance during such calendar quarter; and

                 (d) during any period in which the Rig is not operating under a charter agreement or drilling contract, a weekly marketing report with a detailed description of the Firm Manager's ongoing marketing efforts and prospects for employment of the Rig.

         Each Partner shall at all times have access to all books, records, and materials in the Firm's offices regarding the Firm or its activities.

         7.3 Bank Accounts. The Firm Manager shall establish and maintain a separate interest-bearing account for all Firm funds in the Firm name at such bank or banks as may be agreed by the Partners, from time to time (the "Firm Bank Account"). The Firm Manager may not commingle the Firm funds with funds of the Firm Manager or those of any other Person. The Firm Manager shall deposit all Firm funds, gross receipts from operations, Capital Contributions, advances and loan proceeds in the Firm Bank Account. All Firm expenses, loan repayments and distributions to Partners shall be made from the Firm Bank Account and any such payments of expenses, loan repayments and distributions to Partners pursuant to Section 4.3(b) hereof in excess of $5,000 shall require the authorization of both Partners.

         7.4 Statutory Examiner. The Partners agree initially to appoint a partner of the accounting firm of Ernst & Young as the Statutory Examiner of the Firm. The Statutory Examiner shall prepare all reports and accounting documents in English, copies of which shall be distributed to the Partners.
The costs of such representation shall be borne by the Firm. The Partners may change the Statutory Examiner from time to time upon approval of the Management Committee.

         7.5 Audit Rights. Upon five days prior written notice, either Partner shall have the right to conduct an audit of the financial books and records of the Firm by engaging an independent certified public accountant to perform such audit. The Firm Manager shall fully cooperate and provide access to the books and records of the Firm to such accountant. The results of such audit shall be binding on the Firm and the Partners and the cost of such audit shall be considered a Firm expense.


             ARTICLE 8.  DISSOLUTION, LIQUIDATION, AND TERMINATION

         8.1 Dissolution. The Firm shall dissolve and its affairs shall be wound up on the first to occur of the following:

                 (a) The unanimous vote for dissolution of the Firm by all Partners;

                 (b) The sale or other disposition of all or substantially all of the assets of the Firm, including the Rig; or

                 (c)      The expiration of the term of the Firm.

         8.2 Liquidation and Termination. On liquidation of the Firm, the Firm Manager shall act as liquidator and may appoint one or more other persons as liquidator. The liquidator shall proceed diligently to wind up the affairs
of the Firm and make final distributions as provided herein.   The costs of
liquidation shall be borne as a Firm expense. Until final distribution, the liquidator shall continue to operate the Firm properties with all of the power and authority of the Firm Manager. The steps to be accomplished by the liquidator are as follows:

                 (a) As promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Firm's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

                 (b) The liquidator shall pay from Firm funds all of the debts and liabilities of the Firm (including, without limitation, all expenses incurred in liquidation and any advances described in Section 2.5) or otherwise make adequate provision therefor (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

                 (c) all remaining assets of the Firm shall be distributed to the Partners as follows:

                          (i) The liquidator may sell any or all Firm property, including the Rig, and any resulting gain or loss from each sale shall be computed and allocated to the Partners' respective Capital Accounts;

                          (ii) With respect to all Firm property that has not been sold, the fair market value of that property shall be determined and the Partners' respective Capital Accounts shall be adjusted to reflect the manner in which the unrealized income, gain, loss or deduction inherent in property that has not been reflected therein previously would be allocated among the Partners if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

                          (iii) Firm property shall be distributed among the Partners in accordance with their positive respective Capital Account balances, as determined after taking into account all Capital Account adjustments for the taxable year of the Firm during which the liquidation of the Firm occurs (other than those made by reason of this clause (iii)); and those distributions shall be made by the end of the taxable year of the Firm during which the liquidation of the Firm occurs (or, if later, ninety (90) days after the date of the liquidation).

                 All distributions in kind to the Partners shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Firm has committed prior to the date of termination and these costs, expenses and liabilities shall be allocated to the distributee pursuant to this
         Section 8.2. The distribution of cash and/or property to a Partner in accordance with the provisions of this Section 8.2 constitutes a complete distribution to the Partner of its interest in the Firm and all the Firm's property. To the extent that a Partner returns funds to the Firm, it has no claim against any other Partner for such funds.


              ARTICLE 9.  RESTRICTIONS ON TRANSFER AND WITHDRAWAL

         9.1 Restrictions. If a Partner desires to offer for sale its interest in the Firm (or all of the issued and outstanding shares of the Partner in the case of Viking) (the "Firm Interest"), such Partner (the "Selling Partner") shall give written notice of all material terms and conditions of the offer to the other Partner. Within thirty (30) days after receipt of notice, the Partner who elects to buy the Firm Interest of the Selling Partner (the "Buying Partner") shall notify the Selling Partner of its intent to purchase the Firm Interest of the Selling Partner upon the terms and conditions contained in the offer (the "Contract Price"). If the Buying Partner fails to notify the Selling Partner that it elects to purchase its Firm Interest within said thirty (30) day period, the Selling Partner shall have the right (a) to sell its Firm Interest within ninety (90) days to a third party on the same terms offered to the Buying Partner, if the Buying Partner consents to the specific sale pursuant to Section 9.2 below; or (b) if such consent is withheld, to withdraw from the Firm. If the Selling Partner withdraws from the Firm pursuant to the terms of the immediately preceding sentence, such Partner shall be entitled to an immediate payment from the Firm equal to the Contract Price. Any amounts received pursuant to this Section 9.1 shall constitute complete and full discharge of all amounts owing to the withdrawing Partner on account of its Firm Interest.

         9.2 Assignment. Subject to the right of first refusal contained in Section 9.1 above, a Partner may assign, transfer or pledge all or a portion of its Firm Interest, provided that the other Partners unanimously consent in writing to such assignment, transfer or pledge (which consent may be withheld in their absolute discretion). Any assignment shall confer upon the assignee the right to become a substituted Partner, in the following manner and subject to the following conditions:

                 (a) each assignment shall be effective as of the day on which all Partners accept the transfer; and

                 (b) no assignment shall be effective if the assignment would, in the opinion of counsel to the Firm, result in the termination of the Firm.

         Unless an assignee becomes a substituted Partner, the assignee shall have no right to interfere in the management or administration of the Firm's business or affairs, or to require any information or account of Firm transactions, or to inspect the Firm's books. The assignment merely entitles the assignee to receive the share of distributions, income and losses to which the assigning Partner would otherwise be entitled.

         Any assignee and any person admitted to the Firm as a substituted Partner shall be subject to and bound by all the provisions of this Agreement as if originally a party to this Agreement.

        If a Partner withdraws pursuant to Section 9.1 the Firm Interests of the remaining Partners shall immediately be recalculated so that each Partner's Interest is equal to its Capital Contribution divided by the aggregate Capital Contributions of all remaining Partners. If the Partners or a third party purchases a Firm Interest pursuant to Section 9.1 above, the Firm Interest of the Selling Partner shall be added to that of the Buying Partner, or shall become the Firm Interest of the third-party purchaser, as the case may be.

         9.3     Permitted Assignments.  Notwithstanding any provision of
Section 9.1 or 9.2 to the contrary, (i) Viking may transfer its Percentage Interest to any entity (the "Viking Transferee") which is controlled, directly or indirectly, by Christen Sveaas, the principal shareholder of Viking Supply, so long as Viking shall continue to remain liable for the obligations of the Viking Transferee to the Firm and the Viking Transferee shall thereafter be bound by the restrictions contained in Sections 9.1 and 9.2 hereof and (ii) Well Services may transfer its Percentage Interest to any entity (the "Well Services Transferee") which is controlled, directly or indirectly, by Charles Brash, the principal shareholder of Well Services so long as Well Services shall continue to remain liable for all of the obligations of the Well Services Transferee to the Firm and the Well Services Transfer shall thereafter be bound by the restrictions contained in Sections 9.1 and 9.2 hereof.

         9.4 Withdrawal of Partner. A Partner may not, and each Partner agrees that it will not, withdraw from the Firm without the consent of all the Partners. If a Partner withdraws from the Firm in violation of this covenant, the Firm may (i) recover damages from the withdrawing Partner; (ii) pursue any other remedies available under applicable law, if any; and (iii) effect recovery of damages by offsetting those damages against the amount(s) otherwise distributable to that Partner.

                        ARTICLE 10.  GENERAL PROVISIONS

         10.1 No Third-Party Beneficiaries. Nothing in this Agreement (express or implied) is intended or shall be construed to confer upon any Person not a party hereto any right, remedy, or claim under or by reason of this Agreement.

         10.2 Partial Invalidity. In case any one or more of the covenants, agreements, or provisions hereof shall be invalid, illegal, or unenforceable in any respect, the validity of the remaining covenants, agreements, or provisions hereof shall be in no way affected, prejudiced, or disturbed thereby.

         10.3 Notices. All notices, consents, approvals, requests, demands, or other communications required or permitted to be given hereunder shall be in writing, shall be given by mail, return receipt requested, postage prepaid, facsimile transmission with confirmation of delivery obtained, or personally delivered with confirmation of delivery obtained, and shall be deemed to have been duly given when received at the last known address of the party to whom such notice is sent as follows:

                                  If to Well Services:

                                           Well Services (Marine) Limited
                                           Otaheite Industrial Park
                                           South Oropouche, Trinidad, W.I.
                                           P.O. Box 152 San Fernando,

                                           Trinidad, W.I.
                                           Telephone: 809/677-7475
                                           Facsimile: 809/677-7003
                                           Attention: Charles A. Brash

                                  If to Viking:

                                           Viking Trinidad Limited
                                           P.O. Box 9
                                           Henrik Wergelandsgt 4
                                           N-4601 Kristiansand S.
                                           Norway
                                           Telephone: 011-4738-022-340
                                           Facsimile: 011-4738-025-767
                                           Attention: Odd Brevik

                                  With a copy to:

                                           Southwestern Offshore Corporation
                                           Five Post Oak Park, Suite 1720
                                           Houston, Texas 77027-3416
                                           Telephone: 713/850-7057
                                           Facsimile 713/850-7433
                                           Attention: William E. Chiles


Any party may change its address above by written notice to the other party.

         10.4 Further Assurances. Each Partner hereto from time to time shall do and perform such further acts and execute and deliver such further instruments, assignments, and documents as may be required or reasonably requested by any other Partner to establish, maintain, or protect the respective rights and remedies of the parties hereto and to carry out and effect the intentions and purposes of this Agreement.

         10.5 Rights Cumulative. The rights and remedies granted to the Partners under this Agreement shall not be exclusive rights and remedies but shall be in addition to all other rights and remedies available at law or in equity.

         10.6 Amendment. This Agreement may be modified or amended at any time by a writing signed by all Partners.

         10.7 No Waiver. The failure of any party hereto to insist upon strict performance of any provision hereof shall not constitute a waiver of, or estoppel against, asserting the right to require such performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

         10.8 Complete Agreement. This Agreement constitutes the entire Agreement of the Partners with respect to the subject matter hereof.

         10.9 Power to Sue. The Firm shall have the power to own and operate the Rig in its own name, West Indies Drilling Joint Venture, and the power to bring any legal action for the benefit of the Firm or have any legal action brought against it in such name and the Firm shall act in such cases through the Management Committee unless such power is delegated to the Firm Manager pursuant to the terms of this Agreement.

         10.10 Governing Law and Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws of the Republic of Trinidad and Tobago. If any dispute should arise in connection with the interpretation and fulfillment of this Agreement which cannot be resolved by agreement of the Partners, the same shall be decided by arbitration in the City of London, England. The procedural aspects of the arbitration shall be governed and controlled by the terms of the London Maritime Arbitrators Association (the "LMAA") and the matter shall be referred to three arbitrators, each Partner appointing one arbitrator, the third being appointed by the LMAA. If any of the Partner-appointed arbitrators refuses or is incapable of acting, the Partner who appointed him, shall appoint a new arbitrator in his place. If one of the Partners fails to appoint an arbitrator, either originally or by way of substitution, for two weeks after the other Partner having appointed its arbitrator has sent the Partner making default notice by mail, telex or facsimile to make the appointment, the LMAA shall appoint an arbitrator on behalf of the Partner making default. Each arbitrator shall be a member of the LMAA who is also a commercial businessman experienced in the offshore drilling industry and fluent in the English language. All arbitration proceedings shall be conducted in the English language. The award rendered by the arbitration court shall be final and binding upon the Partners and may, if necessary, be enforced by the court or any other competent authority in the same manner as any judgment in the court of justice.

         10.11 Counterpart Execution. This Agreement may be executed in a number of counterparts, each of which shall have the force and effect of an original although constituting but one instrument for all purposes.

         IN WITNESS WHEREOF, the Partners have executed this Agreement as of the date first written above.

                                        WELL SERVICES (MARINE) LIMITED


                                        BY:  /s/ CHARLES A. BRASH
                                           ------------------------------------
                                           NAME: Charles A. Brash
                                                -------------------------------
                                           TITLE: Chairman
                                                --------------------------------

                                        VIKING TRINIDAD LIMITED


                                        BY:  /s/ JIM R. WISE
                                           ------------------------------------
                                           NAME: Jim R. Wise
                                                -------------------------------
                                           TITLE: General Manager
                                                 ------------------------------